                         ASSIGNMENT AND ASSUMPTION OF LEASES

               This Agreement is made and entered into to be effective as of the _____ day of October, 1997 (the "Effective Date"), by and between Gerald
G. Mercer (aka Jerry G. Mercer) ("Assignor"), and AirNet Systems, Inc., an Ohio corporation ("Assignee").

                                Preliminary Statements
                                ----------------------

               A. Assignor is the tenant under those certain Leases described as follows:

                    (a) Fuel Farm Lease Agreement between the City of Columbus and P.D.Q. Air Service, Inc., dated August 15, 1984, the tenant's interest in which was subsequently assigned to Assignor. A Memorandum of said lease is recorded at Official Records Vol. 5954, page E-09, Recorder's Office, Franklin County, Ohio.

                    (b) Lease Agreement between the City of Columbus and Jerry G. Mercer dated October 4, 1984, as modified by (i) Modification #1 dated June 11, 1985, (ii) Modification #2 dated June 11, 1986, (iii) Modification #3 dated May 15, 1987, (iv) Modification #4 dated August 17, 1989 and (v) Modification #5 dated December 15, 1994. A Memorandum of said lease is recorded at Official Record Vol. 5317, page I12, and a Modification is recorded at Official Record Vol. 6394, page A14, both in the Recorder's Office, Franklin County, Ohio.

               B. The Leases demise certain real property and improvements described more particularly therein and in EXHIBIT A, attached hereto. The real property is located on the south side of International Gateway Drive in Columbus, Ohio and is generally known as 3939 International Gateway Drive, Columbus, Ohio (herein called the "Property"). The permanent tax parcel number for the Property is 010-200806.

               C. Assignor desires to assign all of its right, title and interest in, to and under the Leases and the leasehold estates in the Property created thereby to Assignee, and Assignee desires to accept such assignment and assume the Leases.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises as described in the foregoing Preliminary Statements and of the mutual promises herein set forth, the parties do hereby agree as follows:

     1. ASSIGNMENT. Assignor hereby assigns and transfers to Assignee, effective as of the Effective Date hereof, all of Assignor's right, title and interest in, to and under the Leases and the leasehold estates in the Property created thereby, including the rights-of-first refusal to lease additional property contained therein.

     2. ASSUMPTION. Assignee hereby assumes the Leases as of the Effective Date hereof, and agrees to perform and observe all of the covenants and conditions therein contained on the tenant's part to be performed and observed from and after the Effective Date hereof.

     3. INDEMNIFICATION. Assignor agrees to indemnify and hold Assignee harmless against any loss or liability arising from or in connection with Assignor's failure to perform and observe any of the covenants and conditions of the Leases to be performed and observed by the tenant therein prior to the Effective Date of this assignment.

               [The remainder of this page 2 has intentionally been left blank. The signatures appear on the following page 3.]

                    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of October ____, 1997, regardless of the actual dates of execution by the parties.

Signed and acknowledged
in the presence of the
following two (2)
witnesses as to each signature:

As to (i):

                              (i)
-------------------------        -----------------------
  (witness signature)                 Gerald G. Mercer

------------------------
    (printed name)

and

------------------------
  (witness signature)

------------------------
    (printed name)

As to (ii) and (iii):         AIRNET SYSTEMS, INC.

                              By:
-------------------------        -----------------------
  (witness signature)                 (signature)

                                   Eric P. Roy
-------------------------     --------------------------
    (printed name)                (printed name)

and                           Its Executive Vice-President

------------------------
  (witness signature)

------------------------
    (printed name)

STATE OF OHIO
FRANKLIN COUNTY, ss:

     The foregoing instrument was acknowledged before me this ____ day of October, 1997 by Gerald G. Mercer.

                                        ------------------------
                                        Notary Public

STATE OF OHIO
FRANKLIN COUNTY, ss:

     The foregoing instrument was acknowledged before me this _____ day of October, 1997, by Eric P. Roy, Executive Vice-President of AirNet Systems, Inc., an Ohio corporation, on behalf of the corporation.

                                        ------------------------
                                        Notary Public


                           CONSENT AND AGREEMENT OF LESSOR
                           -------------------------------

     The undersigned, the Lessor under the Leases identified in the foregoing Assignment and Assumption of Leases, hereby indicates its consent to said assignment.

                                        COLUMBUS MUNICIPAL
                                          AIRPORT AUTHORITY

                                        By:
                                           ---------------------




This Instrument Prepared By:
     Gary E. Davis, Esq.
     Vorys, Sater, Seymour and Pease
     52 East Gay Street
     Columbus, Ohio  43215

   LIST OF EXHIBITS AND SCHEDULES TO LEASEHOLD INTEREST PURCHASE AGREEMENT
           DATED OCTOBER 31, 1997 BY AND BETWEEN GERALD G. MERCER
                            AND AIRNET SYSTEMS, INC.


  Exhibit
  -------

Exhibit A       Description of the Leased Premise




NOTES: AirNet Systems, Inc., hereby agrees to furnish supplementary a copy of any omitted Exhibits and Schedules to the Securities and Exchange Commission upon request.